UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2020

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On January 29, 2020, Crescent Capital BDC, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) at the office of the Company located at 11100 Santa Monica Blvd, Suite 2000, Los Angeles, California 90025. The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of the 20,862,314 shares of common stock outstanding on the record date, December 9, 2019. At the Special Meeting, the Company’s stockholders voted on the following proposals and the Company’s inspector of election certified the vote tabulations indicated below.

Proposal 1

The proposal to approve the merger pursuant to the Agreement and Plan of Merger, dated as of September 27, 2019 (the “Reincorporation Plan of Merger,” and the transaction contemplated thereby, the “Reincorporation”), between the Company and Crescent Reincorporation Sub, Inc., a Maryland corporation (the “Maryland Company”), the approval of which will result in the Company’s reincorporation from the State of Delaware to the State of Maryland and being subject to the Maryland Articles of Amendment and Restatement, as described in the Company’s joint proxy statement/prospectus for the Special Meeting, was approved, based on the following votes:

FOR	AGAINST	ABSTAIN
18,662,457.146	0	0

Proposal 2

The proposal to approve the issuance of the shares of the Company’s common stock to be issued pursuant to the Agreement and Plan of Merger, dated as of August 12, 2019, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of September 27, 2019 (as so amended, the “Merger Agreement”), by and among the Company, Atlantis Acquisition Sub, Inc., a Maryland corporation and a wholly owned subsidiary of the Company, Alcentra Capital Corporation (“Alcentra”), and solely for the limited purposes set forth therein, Crescent Cap Advisors, LLC, a Delaware limited liability company (the “Advisor”), at a price below its then-current net asset value per share, if applicable, in accordance with NASDAQ listing rule requirements as described in the Company’s joint proxy statement/prospectus for the Special Meeting, was approved, based on the following votes:

FOR	AGAINST	ABSTAIN
18,662,457.146	0	0

Proposal 3

The proposal to approve the Amended and Restated Investment Advisory Agreement between the Company and the Advisor on the terms described in the Company’s joint proxy statement/prospectus for the Special Meeting, was approved, based on the following votes:

FOR	AGAINST	ABSTAIN
18,662,457.146	0	0

Proposal 4

The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1, Proposal 2 or Proposal 3, was approved, based on the following votes:

FOR	AGAINST	ABSTAIN
18,662,457.146	0	0

Though not guaranteed, the Company expects to close the transactions contemplated by the Merger Agreement on January 31, 2020, subject to customary closing conditions, and for the Company’s common stock to begin publicly trading on the NASDAQ Global Market under the symbol CCAP on February 3, 2020.

Item 7.01 Regulation FD Disclosure.

On January 30, 2020, the Company issued a press release announcing that at the Special Meeting the stockholders of the Company approved all proposals related to the pending merger transaction and that at a special meeting of the Alcentra stockholders, the Alcentra stockholders approved all proposals related to the pending merger transaction. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information furnished pursuant to this Item 7.01, including the related exhibit, shall not be deemed “filed” for purposes of the Exchange Act or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press Release, dated as of January 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: January 30, 2020	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer